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                                                                       Exhibit 8
                                     Law Offices
                        ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                      12th Floor
                                734 15th Street, N.W.
                               Washington, D.C.  20005
                               Telephone (202) 347-0300

                                  November 14, 1997


Board of Directors
Enterprise Federal Bancorp, Inc.
Enterprise Federal Savings Bank
7810 Tylersville Square Drive
West Chester, OH  45069

Ladies and Gentlemen:

    We have acted as special counsel to Enterprise Federal Bancorp, Inc. ("Bancorp"), an Ohio Chartered Corporation, in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Bancorp with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed merger of North Cincinnati Savings Bank ("NCSB"), an Ohio chartered savings bank, with and into Enterprise Federal Savings Bank (the "Bank"), a federally chartered savings bank and a wholly owned subsidiary of Bancorp. This opinion is delivered in accordance with the requirements of Item 601(b) of Regulation S-K under the Securities Act.

    In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Proxy Statement/Prospectus included therein (the "Proxy Statement/Prospectus"), representation letters from Bancorp, the Bank and NCSB, and such other documents as we have deemed necessary or appropriate.

    We hereby confirm that the disclosure in the Proxy Statement/Prospectus under the captions "SUMMARY - Certain Federal Income Tax Consequences" and "THE MERGER -Certain Federal Income Tax Consequences" are fair and accurate summaries of the matters addressed therein, based upon current law and the assumptions stated or referred to therein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.


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Enterprise Federal Bancorp, Inc.
Enterprise Federal Savings Bank
November 14, 1997
Page 2


    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "THE MERGER
- Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                  Very truly yours,

                                  ELIAS, MATZ, TIERNAN & HERRICK L.L.P.




                                  By:  /s/ Kevin M. Houlihan
                                       -----------------------------
                                       Kevin M. Houlihan, a Partner